Exhibit 32.1

Certification of Chief Executive Officer
Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

In connection with this quarterly report on Form 10-Q of Medtronic, Inc. I, Arthur D. Collins, Jr., Chief Executive Officer of Medtronic, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                      The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                      The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Medtronic, Inc.

Date: December 5, 2003	/s/ Arthur D. Collins, Jr.
Arthur D. Collins, Jr.
Chairman of the Board and Chief Executive Officer